UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2005

                                 VirtualScopics, Inc.
(Exact Name of Registrant as Specified in Its Charter)
                                   Delaware
(State or Other Jurisdiction of Incorporation)

333-120253	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

350 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

                                         (585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On November 23, 2005, we completed the sale of 2,635 units in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated October 3, 2005, as supplemented, and private placement subscription agreements executed and delivered by each investor on or before the closing of the private placement. Each unit consists of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of our common stock, at a purchase price of $1,000 per unit. Each share of series A preferred stock is initially convertible into 400 shares of our common stock at any time. Each warrant entitles the holder to purchase 200 shares of our common stock at an exercise price of $4.00 per share through November 23, 2009. We received gross proceeds of $2,635,000 from the sale of these units.

The private placement was made solely to “accredited investors,” as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the units, warrants or the series A preferred stock, or shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

Brookshire Securities Corporation, or Brookshire, served as the lead placement agent in connection with the private placement. Brookshire received a cash fee in the aggregate of $117,600, and for the payment of $10.00, received four-year warrants to purchase 58,800 shares of our common stock at an exercise price of $2.50 per share on terms which are identical to those warrants included in the units except that they contain a cashless exercise provision. In addition, the warrants have registration rights that are the same as those afforded to investors in the private placement.

Matrix USA, LLC, acted as a sub-agent in the private placement. Matrix received $93,200 as commission and, for the payment of $10.00, also received four-year warrants to purchase 46,600 shares of our common stock at an exercise price of $2.50 per share on terms which are identical to the warrants issued to Brookshire.

The shares of our series A preferred stock and warrants issued in the private placement, were exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D (Rule 506) thereof. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Thus, such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT NO.	DESCRIPTION

3.2	*Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock of VirtualScopics, Inc. dated November 4, 2005.

4.1	*Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $4.00 per share.

4.2	*Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $2.50 per share.

10.4	*Form of Private Placement Subscription Agreement to purchase units in VirtualScopics, Inc.

10.5	*Placement Agency Agreement dated September 30, 2005 between Brookshire Securities Corporation and VirtualScopics, LLC.

* Such exhibit was filed as an exhibit to the current report on form 8-K that was filed by VirtualScopics, Inc. with the SEC on November 14, 2005, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: November 30, 2005	/s/ Molly Henderson
Name: Molly Henderson Title: Chief Financial Officer

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Exhibit Index

EXHIBIT NO.	DESCRIPTION

3.2	*Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock of VirtualScopics, Inc. dated November 4, 2005.

4.1	*Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $4.00 per share.

4.2	*Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $2.50 per share.

10.4	*Form of Private Placement Subscription Agreement to purchase units in VirtualScopics, Inc.

10.5	*Placement Agency Agreement dated September 30, 2005 between Brookshire Securities Corporation and VirtualScopics, LLC.

* Such exhibit was filed as an exhibit to the current report on form 8-K that was filed by VirtualScopics, Inc. with the SEC on November 14, 2005, and is incorporated herein by reference.

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